Exhibit 99.2

 Fiscal Third Quarter 2021 Operating and Financial Update  AUGUST 2021

 2  Forward-Looking Statements  Forward-Looking Statements  This presentation contains projections and other forward-looking statements within the meaning of federal securities laws. These projections and statements reflect Riley Exploration Permian, Inc.’s (“Riley Permian”) current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in Riley Permian’s periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”).  This presentation also contains Riley Permian’s updated capital expenditure and production guidance for 2021 and certain forward-looking information with respect to 2022. The actual levels of production, capital expenditures, expenses and other estimates may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, changes in market demand, availability and cost of drilling rigs and other equipment, failure of wells to produce in line with historic performance or our expectations, and unanticipated delays in production.  All statements, other than historical facts, that address activities that Riley Permian assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the current adverse industry and macroeconomic conditions, commodity price volatility, production levels, the impact of the recent presidential and congressional elections on energy and environmental policies and regulations, any other potential regulatory actions (including those that may impose production limits in the Permian Basin), the impact and duration of the ongoing COVID-19 pandemic, acquisitions and sales of assets, future dividends, production, drilling and capital expenditure plans, severe weather conditions (including the impact of the recent severe winter storms on production volumes), impact of impairment charges, price and availability of CO2, and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Riley Permian. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the risk that Riley Permian may reduce, suspend or totally eliminate dividend payments in the future, whether variable or fixed, due to insufficient liquidity or other factors, potential adverse reactions or changes to the business or operations of Riley Permian resulting from the recently completed merger, including Riley Permian’s future financial condition, results of operations, strategy and plans; changes in capital markets and the ability of Riley Permian to finance operations in the manner expected; the risk that the Company’s EOR and CCUS projects may not perform as expected or produce the anticipated benefits; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the consummation of the merger.Riley Permian encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, Riley Permian assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.  For additional discussion of the factors that may cause us not to achieve our financial projections and/or production estimates, see Riley Permian’s filings with the SEC, including its forms 10-K, 10-Q and 8-K and any amendments thereto. We do not undertake any obligation to release publicly the results of any future revisions we may make to this prospective data or to update this prospective data to reflect events or circumstances after the date of this presentation. Therefore, you are cautioned not to place undue reliance on this information.  None of the information contained in this presentation has been audited by any independent auditor. This presentation is prepared as a convenience for securities analysts and investors and may be useful as a reference tool. Riley Permian may elect to modify the format or discontinue publication at any time, without notice to securities analysts or investors. Use of non-GAAP Financial Information This presentation includes certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures include (i) EBITDA, (ii) Adjusted EBITDA, (iii) Net Debt, (iv) Free Cash Flow and (v) PV-10. These non-GAAP financial measures are not measures of financial performance prepared or presented in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation, and users of any such information should not place undue reliance thereon. See the Appendix for the descriptions and reconciliations of these non-GAAP measures presented in this presentation to the most directly comparable financial measures calculated in accordance with GAAP. Riley Permian is unable to provide a reconciliation of non-GAAP financial measures contained in this presentation that are presented on a forward-looking basis because Riley Permian is unable, without unreasonable efforts, to estimate and quantify the most directly comparable GAAP components, largely because predicting future operating results is subject to many factors outside of Riley Permian's control and not readily predictable and that are not part of Riley Permian's routine operating activities, including various domestic and international economic, regulatory, political and legal factors.  Oil & Gas Reserves The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC’s definitions for such terms. In this presentation, Riley Permian may use the terms “resource potential,” “resource play,” “estimated ultimate recovery,” or “EURs,” “type curve” and “standardized measure,” each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to Riley Permian’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. “Resource potential” is used by Riley Permian to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A “resource play” is a term used by Riley Permian to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. “EURs” are based on Riley Permian’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential or “EURs” do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from Riley Permian’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of Riley Permian’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. “EURs” from reserves may change significantly as development of Riley Permian’s core assets provides additional data. In addition, Riley Permian’s production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. “Type curve” refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The “standardized measure” of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of Riley Permian’s proved reserves.

Fiscal Third Quarter 2021 (FQ3) Highlights

Overall Execution	• Execution on track for Company's best fiscal year performance in history across numerous operational and financial performance metrics, including our continued quarterly dividend distribution[(1)]
Production	• Increased total net production by 35% year-over-year or 10% quarter-over-quarter to 9.1 MBoe/d (6.7MBo/d oil)
Cash Margin	• Reduced Cash Costs[(2)] per Boe by 7% quarter-over-quarter; realized Cash Margin[(2)] of $35.11/Boe before derivative settlements or $25.80/Boe after derivative settlements
Adjusted EBITDAX	• Generated $22.5MM of Adjusted EBITDAX[(2)] in FQ3 and $65.4MM year-to-date (69% margin[(3)] fiscal YTD)
Capex	• Invested $40.1MM year-to-date of cash capital expenditures before acquisitions, equivalent to 61% of Adjusted EBITDAX[(2)]
Cash Flow	• Generated fiscal year-to-date free cash flow[(2)] of $18.8MM
Capital Raise / EOR	• Completed $47MM capital raise in July 2021 with issuance of 1.67 million shares: secured funding for acceleration of Enhanced Oil Recovery (EOR) program and increased estimated trading float by 77%
Debt	• Reduced debt by $35.5MM to $62.0MM during July 2021 to 0.8x total leverage[(4)]; increased undrawn availability by 95% to $73MM
Dividends	• Paid dividend of $0.28/share in August 2021; YTD dividends paid correspond to 20% of Adjusted EBITDAX and 68% of FCF; top-decile industry yield of 5.8%[(1)]

(1) Future dividends are subject to approval by the board of directors. Yield based on share price as of August 6, 2021..
(2) Non-GAAP financial measure, see Appendix for reconciliation.
(3) Non-GAAP financial measure. Margin calculated as Adjusted EBITDAX divided by the sum of oil & gas revenues plus realized derivative settlements.
(4) Non-GAAP financial measure. Total leverage calculated as gross debt outstanding divided by last twelve months Adjusted EBITDAX, which was $79.8MM for the period ending June 30, 2021.

RILEY PERMIAN
NYSE AMERICAN: **REPX**
3

 Total Net ProductionMBoe6/d    Estimated Net Proved Reserves(1)MMBoe    Adjusted EBITDAX(2)$MM                      4  Continued Execution on Growth and Cash Flow Generation  9/30/17 through 9/30/20 reserves as of Netherland Sewell & Associates (NSAI). 6/30/21 reserve estimates per Riley Permian management estimates, subject to change. Non-GAAP financial measure, see Appendix for reconciliation..

Growing within the Limits of Capital Allocation Discipline

Operating Cash Flow[1] Relative to Capex[2], $MM



Operating CF
Capex
63
47
59
40
FY20
FY21 YTD, 9 Months Only

% of Adj. EBITDAX[3] Allocated to Capex[2] and Dividends



Capex
Dividends
23%
71%
20%
61%
FY20
FY21 YTD, 9 Months Only

Total Leverage Ratio[4]



1.4x
1.2x
0.8x
As of Dec-20
As of Jun-21
As of Jul-21

(1) Cash Flow from Continuing Operations.
(2) Total cash capital expenditures before acquisitions.
(3) Non-GAAP financial measure, see Appendix for reconciliation.
(4) Non-GAAP financial measure. Total leverage calculated as gross debt outstanding divided by last twelve months Adjusted EBITDAX, which was $68.6MM for the period ending December 31, 2021, and $79.8MM for the period ending June 30, 2021 (same amount used for Total Leverage Ratio as of July 2021).

RILEY PERMIAN
NYSE AMERICAN: **REPX**
5

 6  Excelling on Full-Cycle Cash Conversion Efficiency  Non-GAAP financial measure. Recycle Ratio calculated as Cash Margin divided by Finding & Development (F&D) Costs. Cash Margin defined in Appendix. F&D Costs calculated as total reserve additions divided by capitalized costs of reserve additions. F&D cost utilized is average of 2019-2020. Source public filings and Riley Permian. Calendar year metrics used for Riley Permian to be consistent with comparable companies.   Recycle Ratio of Permian E&Ps

Update on Riley's EOR Pilot Project

Execution Status

- Advancing execution following capital raise
- Obtained many permits already; remainder expected to be obtained during 2021
- Drilling / casing / logging of vertical injection wells to begin in Sept-21 and finish near end of year 2021
- Water and gas line infrastructure has been ordered; installing during calendar 4Q21/1Q22
- Physical infrastructure connection to CO2 pipeline source has a 6-9 month turnaround time due to its specialty nature and supply chain constraints

CO2 Procurement

- Project will begin using natural CO2 given ease of availability, reliability and price
- Finalizing customary agreements for CO2 source supply and physical connection (tap)
- Potential to switch to anthropogenic CO2 with this or subsequent project areas as sources become available at attractive economics

Injection Timing

- Water injection may begin during 2Q22; combination of CO2 and water injection to begin after reservoir is sufficiently re-pressurized



Permits
Injection Wells
Infrastructure
Begin Water Injection
Begin CO2 + Water Injection
Calendar Qtrs.
4Q21
1Q22
2Q22
3Q22
4Q22

RILEY PERMIAN
NYSE AMERICAN: REPX
7

Forward Guidance

	Quarter Only FQ4 21	Full Year FY21	Comments
Capex	$20 - 26MM	$60 - 66MM	• FY21 Capex budget midpoint increased by approximately ~$6-10MM from prior guidance • Estimated incremental spend relates to acceleration of EOR project (injection wells, infrastructure and CO2 tap), as well as cash timing differences of non-EOR D&C
Avg. Daily Oil Production, MBbls/d	6.6 - 7.2	6.3 - 6.5	• Consistent with prior guidance
Avg. Daily Equivalent Production ***Year-over-Year Growth***	8.7 - 9.6 *21 - 34%*	8.4 - 8.6 *18 - 21%*	• Range narrowed with consistent midpoint
LOE (includes ad valorem tax), $/Boe	6.90 - 7.80	7.40 - 7.70	• Modestly higher from prior quarter guidance, primarily due to higher ad valorem taxes
Production Taxes, $/Boe	2.50 - 2.80	2.30 - 2.50	• Function of commodity prices
Cash G&A[1], $/Boe	2.80 - 3.40	3.20 - 3.40	• Low-end consistent with prior, increased upper by $0.10
Interest Expense, $/Boe	0.80 - 1.00	1.35 - 1.45	• Lower following significant debt reduction

(1) Excludes share-based compensation expense; includes the effect of gross profit from contract services derived from management services agreements.

RILEY PERMIAN
NYSE AMERICAN: REPX
8

 Company Overview  9

Riley Permian at a Glance

- New breed of small-cap E&P outperforming large-caps in operational and financial metrics
- Low base-decline assets enable less capital-intensive reinvestment for maintenance and growth
- Shareholder-focused capital allocation framework includes growing within moderate reinvestment rate and robust dividend payout
- Conservative balance sheet and low leverage
- New ventures beginning with enhanced oil recovery (EOR) and Carbon Capture Utilization and Sequestration (CCUS) initiatives
- Headquartered in Oklahoma City with 50 employees
- Core Assets on the Northwest Shelf of the Permian Basin


RILEY PERMIAN

RILEY PERMIAN
NYSE AMERICAN: **REPX**

Future dividends are subject to approval by the board of directors.

10

 Company History and Stock Information  3  NYSE American: REPX    Shares outstanding includes unvested shares. Future dividends are subject to approval by the board of directors.

 Riley’s Dividend Information  12  FY19 and FY20 based on actual dividends paid by private, predecessor entity, and estimated share count to reflect current public company status post merger. Future dividends are subject to approval by the board of directors.   The payment of a regular quarterly dividend has long been a priority for Riley Permian, dating back to its predecessor entity as a private company. Going forward, one of Riley Permian’s core priorities is to continue to pay – and grow – a regular quarterly dividend, consistent with our shareholder-focused business model.    10 consecutive quarters of returning material cash to our shareholders

      13    Our solid asset base, strong balance sheet and manageable production profile supports our ability to generate free cash flow to maintain our quarterly dividend.” – Bobby Riley, Chairman & CEO  “  Future dividends are subject to approval by the board of directors.

Committed to ESG Engagement

Environmental

- Energy transition viewed as an opportunity for engagement and new ventures, evidenced by CCUS and ACO2 initiatives
- Operable gas gathering lines are installed ahead of first production to mitigate flaring – resulting in 62% and 20% year over year reduction in flaring in 2019 and 2020
- > 99% of liquids production collected via gathering system and the implementation of electronic ticketing aimed at reducing truck traffic and CO2 emissions
- Active Leak Detection and Repair (LDAR) program focused on leak identification, repair and operational excellence
- Automated flare metering to allow real time monitoring of upset conditions and respond to flaring incidents which result in a reduction in flaring events and duration

Social

- Promoting a values-based culture
- Hiring employees from diverse backgrounds displaced by economic downturn
- 20% female share of workforce
- Zero recordable injuries in 2020 and 2021 YTD
- Company-wide electronic learning management system to continuously improve our safety training for all employees
- Company-wide Stop Work Authority Program to provide all employees, contractors, vendors, and visitors with the responsibility and obligation to stop unsafe conditions and acts
- Actively support local communities in which we operate
- Dedicated EHS / ESG officer

Governance

- Prioritizing long-term corporate sustainability and creating value for shareholders
- Commitment to transparent disclosure of corporate-level performance metrics
- Balanced board of directors: significant shareholder representation (>33%) along with two independents
- Executive alignment with shareholders as 2/3rds of executive incentive compensation is in the form of stock
- Executives own ~3% of total company equity

RILEY PERMIAN
NYSE AMERICAN: **REPX**
14

Overview of Conventional, Non-Shale Assets



NM
NORTHWEST SHELF
MIDLAND BASIN
EASTERN SHELF
CENTRAL BASIN
DELAWARE BASIN
DIABLO PLATFORM
TEXAS
OZONA ARCH
SHEFFIELD CHAN.
MARFA BASIN

- Riley Permian's core focus is on development of horizontal San Andres production on the Northwest Shelf of the Permian Basin
- The San Andres is a proven Conventional Reservoir that has been producing since the 1920s

- The San Andres' moderate depth generally leads to lower drilling costs compared to many of the Permian shale plays, including the Wolfcamp
- The San Andres reservoirs have excellent natural permeability and porosity, which allows large volumes of fluids to move through the rock to the borehole
- These reservoir properties also allow for less stimulation on well completions (fewer frac stages, less sand and water), leading to lower cost wells
- The natural permeability in the reservoir also can lead to a shallower production decline as compared to the hyperbolic declines of shale wells

Zone	Formation Top
Quaternary	Surface
Rustler	2,200' Surface Casing
Yates	3,100'
Seven Rivers	3,300'
Queen	4,100'
Grayburg	4,300'
San Andres	4,600'
Glorieta	6,100'
Clearfork	6,600'
Tubb	7,300'
Abo	7,900'
Wolfcamp	9,000' SWD Zone
Penn	10,800'
Miss	11,200'
Devonian	12,000' SWD Zone

RILEY PERMIAN
NYSE AMERICAN: REPX

Source: U.S. Geological Survey and Riley Permian.

15

 16  Champions Asset is an Extension of a Giant Field  Conventional assets provide for low base-decline and low capital intensityAmong the lowest finding & development costs for U.S. oil reservesMulti-year continued development of predictable, low risk undeveloped locationsExtensive, untapped potential reserves    Platang Field (“Champions”)  Riley’s core asset, “Champions” (part of the Platang Field) is a continuation of a giant, legacy oilfield, primarily in Yoakum County, TXThe Wasson and Brahaney Field Complex, commenced development in the 1930s and have produced over 2.3 billion barrels of oil  Source: Drilling Info.

Illustrative Well Characteristics for Riley Permian vs. Permian Shale

Oil Production and Decline Profiles, Single Well



120%
100%
80%
60%
40%
20%
0%
% of Peak Month Production
Riley Permian
Permian Shale
> 3x the rate at month 30
0
10
20
30
Months

Cumulative Oil Production, Single Well



250
200
150
100
50
-
Cumulative Production, MBbls
Riley Permian
Permian Shale
~0.75x total at month 30, with flatter decline
0
10
20
30
Months

Cumulative Oil Production with Equivalent Cost



350
300
250
200
150
100
50
-
Cumulative Production, MBbls
Riley Permian
Permian Shale
2 Riley Permian wells for the cost of 1 Permian Shale well
0
10
20
30
Months

Riley Permian wells include 15 operated wells that were drilled and completed during 2018. Source: Riley Permian.
Permian Shale wells include wells with initial production in 2018; producing formations limited to Wolfcamp, Wolfbone and Bone Spring; counties limited to Eddy, Glassock, Howard, Lea, Loving, Martin, Midland, Reagan, Reeves, Upton, Ward and Winkler. Cumulative production normalized to 7,200' lateral length. Source: Public ShaleProfile.com.
Equivalent Cost illustration assumes capital cost for an average Permian Shale well is twice cost of an average Riley Permian well. Illustration thus shows cumulative production for two Riley Permian wells compared to a single Permian Shale well.

RILEY PERMIAN
NYSE AMERICAN: **REPX**
17

 SEC Proved Reserves Summary  18  Industry-leading finding & development costs, including 3-year average total F&D of $4.76/Boe and Drill Bit F&D of $4.16/Boe(1)20+ Year proved reserve life provides significant runway for further development(2)Internal estimates for reserves as of 6/30/21 include total proved reserves of approximately 62 MMBoe, which would represent ~7 MMBoe of gross additions from 9/30/21 proved reserves of 57 MMBoe, or 5 MMBoe net additions (net of 2 MMBoe of production through 6/30/21)  Estimated Proved Reserve (SEC(3)), MMBoe  Source: NSAI reserves and Riley Permian management analysis. Internal estimates for 6/30/21 reserves subject to change. Adjusted to exclude legacy Tengasco reserves and activity, given such assets have been divested. Boe metrics converts gas mcf on a 1:6 basis to oil barrels and NGL barrels on a 1:1 basis with oil barrels, consistent with industry standards, but which does not reflect economic equivalents. Total F&D Costs calculated as Total Capitalized Costs Incurred divided by the Total Net Reserve Additions (Including Extensions & Discoveries, Acquisitions and Revisions). Drill Bit F&D is calculated as Total Exploration and Development Capitalized Costs divided by the reserve additions from Extensions & Discoveries plus Revisions.R/P calculated as fiscal year-end NSAI Proved Reserves (as of 9/30/20) divided by total annual production (FY2020). 2020 NPV used $41.91/Bbl (with differentials). 2021 NPV used $48.16 (with differentials).   Estimated NPV10, (SEC)(3) ( <$50 Oil), $MM

Core Asset Is an Ideal Candidate for EOR and CCUS Development

- Riley's Champions asset is directly adjacent to several of the largest and most successful EOR projects in the U.S., including the Wasson Field, with individual units operated by some of the largest U.S. operators
- Riley has collected extensive cores, logs and 3-D seismic data over the Champions Field area to evaluate resource potential, including with the assistance of world-class advisors such as Baker Hughes, William M. Cobb and Associates, and others
- Our assets possess similar reservoir rock properties to Wasson (porosity, permeability, thickness), and average oil saturations are quite favorable for both waterflooding and CO_2 injection
- Further, the most concentrated area of CO_2 infrastructure in the U.S. is directly adjacent to Riley Permian's core asset, including the CO_2 pipeline hub at Denver City
- Kinder Morgan's Cortez CO_2 pipeline runs directly through our property

Select EOR Fields Adjacent to Riley Permian and CO2 Pipeline Network



Co2 Pipelines
Riley Core Asset Area
San Andres EOR Fields
Brahaney
Yoakum County
Riley (Champions)
Kinder Morgan Cortez
Wasson
Denver City Hub

RILEY PERMIAN
NYSE AMERICAN: **REPX**
19

Riley's EOR Pilot Project Design

Illustrative Design for 960-Acre EOR Project Area


1.5 miles
Existing Horizontal wells
Proposed Injection wells
Section Lines
Pilot Area
960-Acre Outline

- Design will include 2 rows of 6 vertical injectors each, in a staggered pattern
- Vertical injection wells will apply water and CO2 to horizontal producer
- Riley's EOR project will consume significant amounts of CO2, facilitating entry into CCUS
- Riley aims to use anthropogenic sources of CO2 (ACO2), which leads to the production of low-carbon barrels
- Currently investigating multiple sources for ACO2 with leading industry players; Riley participation in CCUS could be direct or offtake only

RILEY PERMIAN
NYSE AMERICAN: **REPX**
20

Appendix  21  [ insert footnotes here ]

 22  Commodity Hedging Position as of June 30, 2021  FQ3 Hedging Updates Include:Oil2022 swaps totaling 360 MBls at $60.36/Bbl2023 swaps totaling 330 MBbls $59.63/Bbl2022 basis swaps at a positive spread of +25¢/BblNatural Gas2021 swaps totaling 210,000 Mcf at $3.30/MMBtu

 23  Non-GAAP Reconciliations (Cont’d.)  Adjusted Net IncomeThe Company defines “Adjusted Net Income” as Net Loss plus, when applicable, unrealized loss on derivative contracts; impairment expense; transaction costs; the loss of discontinued operations; income tax expense related to a change in tax status; and the associated changes in estimated income tax.Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.The following table provides a reconciliation of Net Loss to Adjusted Net Income for the periods indicated:

 24  Non-GAAP Reconciliations  Adjusted EBITDAXThe non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.Riley Permian defines “Adjusted EBITDAX” as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion, or DD&A, impairment expense, provision for the carrying value of assets, loss on discontinued operations, exploration expenses, unrealized loss (gain) commodity derivative contracts, premiums paid for derivatives that settled during the period, unit-based and share-based compensation expense, amortization of debt discount and debt issuance costs included in interest expense, interest expense, income taxes, transaction costs and restructuring costs.We believe Adjusted EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within Riley Permian’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX.The following table provides a reconciliation from the GAAP measure of Net Income (Loss) to Adjusted EBITDAX.

 25  Non-GAAP Reconciliations (Cont’d.)  Cash G&A, Cash Costs and Cash MarginThe Company defines “Cash G&A” as general and administrative expense less share-based and unit-based compensation and contract services–related parties revenue plus cost of contract services–related parties. The Company defines “Cash Costs” as lease operating expenses plus production taxes, cash G&A, and interest expense. Management believes that Cash Costs is an important financial measure for use in evaluating the Company’s operating and financial performance. Cash Costs should be considered in addition to, rather than as a substitute for, Total Costs and Expenses. Cash Costs is a non-GAAP financial measure that we use as an indicator of our total cash-based cost of production and operations.The Company define “Cash Margin per Boe” as average realized price (before derivative settlements) per BOE less cash costs per BOE. Cash Margin per BOE is a non-GAAP financial measure that we use to evaluate our operating performance on a per BOE basis. The following tables provide a calculation for Cash G&A, Cash Costs and Cash Margin for the periods indicated.

 26  Non-GAAP Reconciliations (Cont’d.)  Free Cash FlowThe Company defines “Free Cash Flow” as Cash Flow from Continuing Operations, less capital expenditures before acquisitions. Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities and generate excess cash for other corporate purposes.Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company’s financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.The following table provides a reconciliation of Cash Flow from Operations - Continuing Operations to Free Cash Flow for the periods indicated: